AGREEMENT

         In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, the undersigned hereby agree that this Amendment No. 9 to Schedule 13D, dated December 22, 2000, relating to the Common Stock of Loews Corporation is being filed with the Securities and Exchange Commission on behalf of each of them.

December 22, 2000

                                         /s/ Laurence A. Tisch
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                                             Laurence A. Tisch


                                         /s/ Andrew H. Tisch
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                                             Andrew H. Tisch


                                         /s/ Daniel R. Tisch
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                                             Daniel R. Tisch


                                         /s/ James S. Tisch
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                                             James S. Tisch


                                         /s/ Thomas J. Tisch
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                                             Thomas J. Tisch